  Exhibit 99.1

PEDEVCO Announces 3rd Quarter Results with Production Increasing Over 2.7x and Revenues Increasing 2.5x Over the Same Period Last Year

6 New Horizontal Wells to be Completed in Permian Basin

Houston, Texas, November 8, 2019 – PEDEVCO Corp. (NYSE American: PED) (the “Company”) reported 3rd quarter of 2019 results today. Due primarily to the success of the Company’s 2019 development program in the San Andres formation of the Permian Basin, compared to the same quarter last year, production grew from 25,605 BOE (barrels of oil equivalent) to 69,509 BOE, with revenues similarly growing from approximately $1.2 million to over $3.1 million over the same period.

Commenting on these results, J. Douglas Schick, President of the Company, stated, "We are very pleased with our 3rd quarter results, which still only reflect results from 3 new horizontal drills from our 2019 Permian Basin development program. We plan to complete and commence production on the remaining 6 wells from our 2019 development program by the end of the 1st quarter of 2020, which should significantly boost our production and revenues. With approximately $30 million in free cash on our balance sheet at quarter-end and an inventory of over 150 drilling locations in our Permian Basin asset, we believe we are well-positioned to deliver on our promise to build shareholder value.”

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

PEDEVCO Corp.
1-855-733-3826
PR@pedevco.com